[Letterhead of KPMG Peat Marwick LLP]



Consent of KPMG Peat Marwick LLP

The Board of Directors
Thermwood Corporation:

We consent to the use of our reports included herein and to the reference of our firm under the heading "Eperts" in the prospectus.

                                   KPMG Peat Marwick LLP

Indianapolis, Indiana
December 28, 1998